                                                                   Exhibit 10.16

                                                                  EXECUTION COPY

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------


          THIS EXECUTIVE EMPLOYMENT AGREEMENT is made as of January 5, 1998 by and between Shirley Green, an individual resident of Pennsylvania ("Green"), and
                                                                    -----
Nexstar Group, Inc., a Delaware corporation (the "Company").
                                                  -------

          The Company desires to retain the services of Green as its Vice President -- Corporate Controller, and Green desires to be employed by the Company in such capacity on the terms and conditions set forth in this Agreement.

          On the date of this Agreement, Green has become party to (a) the Amended and Restated Limited Liability Company Agreement dated as of January 5, 1998 (as in effect from time to time, the "LLC Agreement") among the members of
                                           -------------
Nexstar Broadcasting Group, L.L.C., a Delaware limited liability company (the "LLC"), and (b) the Second Amended and Restated Investors Agreement dated as of
 ---
January 5, 1998 (as in effect from time to time, the "Investors Agreement")
                                                      -------------------
among the LLC and its members.

          In consideration of the mutual promises set forth herein and the mutual benefits to be derived from this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Positions and Duties.  Subject to the terms and conditions of
               --------------------
this Agreement, during the term of this Agreement the Company will employ Green. Effective on and as of the date of this Agreement, Green will serve as the Vice President -- Corporate Controller of the Company and the LLC. In such position, Green will perform such duties of a managerial nature as are assigned to her from time to time by the Company's chief executive officer (the "CEO") and/or
                                                                 ---
its Board of Directors (the "Board").  Green will devote her best efforts to her
                             -----
employment with the Company and will devote substantially all of her business time and attention to the performance of her duties under this Agreement; provided that the foregoing will not preclude Green from devoting reasonable
--------
time to the supervision of her personal investments, civic and charitable affairs, so long as such activities do not materially interfere with the performance of Green's duties hereunder.

          2.   Term of Employment.  Except if terminated earlier as provided
               ------------------
below, the Company's employment of Green under this Agreement will continue until February 28, 2002; provided, however, that the term of employment under
                         --------  -------
this Agreement will be automatically renewed for successive one-year periods unless, at least ninety (90) days prior to the end of the then current term of employment under this Agreement, Green or the Company gives written notice to the other of the notifying party's intent not to renew the term of employment under this Agreement as of the end of the then current term.

          3.   Termination.  The Company's employment of Green under this
               -----------
Agreement will terminate prior to the end of the term specified in Paragraph 2 only under the following circumstances:

          (a)  Death.  Green's death, in which case Green's employment will
               -----
     terminate on the date of death;

          (b)  Disability.  If, as a result of Green's illness, physical or
               ----------
     mental disability or other incapacity resulting in Green's inability to perform, with or without reasonable accommodation (as defined under the Americans with Disabilities Act), Green's duties under this Agreement for any period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given by the Company to Green (which may occur before or after the end of such six-month period), Green will not have returned to the performance of Green's duties hereunder on a full-time basis, the Company may terminate Green's employment hereunder as of the latest of (i) the expiration of such six-month period or (ii) the thirty-first (31st) day following the giving by the Company of the written notice of termination;

          (c)  Consolidation, Merger or Comparable Transaction.  In the event
               -----------------------------------------------
     that the LLC consolidates with or merges with and into any other Person, effects a share exchange, enters into a comparable capital transaction or has any or all of its equity securities sold to one or more third parties, in each case such that the beneficial owners of a majority of the voting power represented by the securities of the LLC have changed (treating any Person and the affiliates of such Person as being one and the same Person), or if the LLC sells all or substantially all of its consolidated assets, then Green's employment may, by written notice of termination, be terminated by the Company or Green simultaneously with the consummation of such consolidation, merger, share exchange, asset sale, stock sale or comparable transaction;

          (d)  Termination by the Company for Cause.  The Company may terminate
               ------------------------------------
     Green's employment at any time for Cause, such termination to be effective as of the date stated in a written notice of termination delivered by a majority of the Board to Green. Any termination under this Paragraph 3(d) will not also be deemed to be a termination under Paragraph 3(e). For the purposes of this Agreement, "Cause" is defined to mean any of the following
                                  -----
     activities by Green: (i) the conviction of Green for a felony or a crime involving moral turpitude or the commission of any act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; (ii) substantial repeated failure to perform duties which are reasonably directed by the Board and which are consistent with the terms of this Agreement and the office specified in Paragraph 1, (iii) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; or (iv) any other material breach of a material provision of this Agreement, the Investors Agreement or the LLC Agreement which is not cured within thirty (30) days after written notice thereof to Green;

          (e)  Termination by the Company Other Than for Cause.  The Company may
               -----------------------------------------------
     terminate Green's employment for any reason or for no reason upon thirty
     (30) days prior written notice to Green, subject to payment of the termination payments specified in Paragraph 6. Such termination will be effective as of the date stated in a written notice of termination delivered by a majority of the Board to Green;

          (f)  Termination by Green With Good Reason.  Green may terminate her
               -------------------------------------
     employment hereunder at any time for Good Reason, such termination to be effective as of the date stated in a written notice of termination delivered by Green to the Company. For purposes of this Agreement, "Good
                                                                          ----
     Reason" will mean (i) a material reduction in the duties or position of
     ------
     Green, or (ii) a material breach by the Company or the LLC of a material provision of this Agreement, the Investors Agreement or the LLC Agreement which adversely affects Green and which has not been cured by the breaching entity within thirty (30) days after Green gives written notice of noncompliance to such entity;

          (g)  Termination by Green Without Good Reason. Green may terminate her
               ----------------------------------------
     employment hereunder for any reason or for no reason upon thirty (30) days prior written notice to the Company. Such termination will be effective as of the date stated in a written notice of termination delivered by Green to the Company; or

          (h)  Retirement. The Company may require Green to retire upon
               ----------
     attaining age 65 if such action does not violate applicable law; such action will not be treated as a termination by the Company for purposes of Paragraph 3(d) or 3(e).

In no event will the termination of Green's employment affect the rights and obligations of the parties set forth in this Agreement, except as expressly set forth herein. Any termination of Green's employment pursuant to this Paragraph 3 will be deemed to include a resignation by Green of all positions with the Company, the LLC and each of their respective subsidiaries and affiliates.

     4.    Compensation.
           -------------

     (a)   Base Salary.  During the term of this Agreement, Green will be
           -----------
entitled to receive an annual base salary ("Base Salary") at the rate
                                            -----------
specified below:

           Period                                                  Base Salary
           ------                                                  -----------

     From the date of this Agreement through February 28, 1998......  $60,000

     From March 1, 1998 through February 28, 1999...................  $65,000

     From March 1, 1999 through February 29, 2000...................  $70,000

     From March 1, 2000 through February 28, 2001...................  $75,000

     After February 28, 2001........................................  $80,000

     (b)   Bonus.  After the end of each Company fiscal year during the term
           -----
of this Agreement, Green will be entitled to receive an annual bonus (the "Bonus"), in an amount, if any, up to the amount specified below (or in
 -----
excess of such amount of, as the CEO may determine is appropriate in his or her sole discretion), pro-rated for any partial fiscal year during which Green is employed by the Company pursuant to this Agreement, to be determined by the CEO based on whether Green has achieved the personal goals for Green established by the CEO for such fiscal year:

     After the 1997 fiscal year.....................................  $6,000

     After the 1998 fiscal year.....................................  $6,500

     After the 1999 fiscal year.....................................  $7,000

     After the 2000 fiscal year.....................................  $7,500

     After the 2001 fiscal year and
     each subsequent fiscal year....................................  $8,000

     (c)   Payment.  Green's Base Salary will be paid ratably during each 12-
           -------
month period under this Agreement on a basis consistent with other Company executives. The Bonus provided in Paragraph 4(b), if granted by the CEO, will be paid in a single payment within thirty (30) days after the independent certified public accountants regularly employed by the Company have made available to the Company the audited financial statements for the appropriate fiscal year. All payments under this Agreement will be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, Federal income tax, state income tax and all other applicable laws and regulations.

          5.   Fringe Benefits.  During the term of this Agreement, Green will
               ---------------
be entitled to receive, at the Company's expense, medical, other insurance coverage, and paid vacation as described in the Company's employee handbook. During the term of this Agreement, the Company will reimburse Green for all approved business expenses which Green incurs on the Company's behalf, upon presentation of appropriate documentation.

          6.   Termination Payments.  Green (or Green's estate pursuant to
               --------------------
Paragraph 6(a)) will be entitled to receive the following payments upon termination of Green's employment hereunder:

          (a) In the event of the termination of Green's employment pursuant to any of the following provisions:

               Paragraph 3(a)       [Death]
               Paragraph 3(b)       [Disability]
               Paragraph 3(d)       [By the Company For Cause]
               Paragraph 3(g)       [By Green Without Good Reason]
               Paragraph 3(h)       [Retirement]

     the Company will pay to Green (or Green's estate, as the case may be) as soon as practicable following such termination all accrued and unpaid Base Salary as of the date of termination as provided in Paragraph 4 and an amount (calculated at the rate of the Base Salary in effect on such date) in respect of all accrued but unutilized vacation time as of such date.

          (b) In the event of termination of Green's employment pursuant to any of the following provisions:

               Paragraph 3(c)       [Consolidation, Merger or Comparable
                                    Transaction]
               Paragraph 3(e)       [By the Company Other Than For Cause]
               Paragraph 3(f)       [Good Reason]

     the Company will pay Green the amounts described in Paragraph 6(a) and will continue to pay the Base Salary which otherwise would be due to Green for a period six (6) months after the date of such termination. For such period, the Company will also continue to provide coverage (at the Company's expense) under any medical insurance plan available pursuant to Paragraph 5 in which Green was a participant at the time of the termination of Green's employment under this Agreement (or such other medical coverage as the Company provides to its employees generally from time to time during such period).

Without limiting the remedies available to the Company for breach by Green of Paragraph 7 if Green violates the provisions of Paragraph 7 after the termination of Green's employment with the Company in a manner reasonably determined by the Board to be injurious to the Company, then

Green will forfeit any payments under this Paragraph 6 which are unpaid at the time such violation occurs.

          7.  Covenant Not to Compete and Non-Disclosure.
              ------------------------------------------

          (a) During the term of Green's employment pursuant to this Agreement and for a period of one (1) year thereafter, Green covenants and agrees that Green will not within any DMA (as determined from time to time by the
     A. C. Nielsen Company) in which the Company operates a television broadcast facility on the date of termination (or in which the Company has agreed to acquire, or the Board has approved pursuing (and the Company has not abandoned) the acquisition of, a television broadcast facility on or prior to the date of termination) whether directly or indirectly, with or without compensation, (x) enter into or engage in the business of television broadcasting, or (y) be employed by, act as a consultant to, act as a director of or own beneficially five percent (5%) or more of any class of equity or debt securities of any corporation or other commercial enterprise in the business of television broadcasting, or (z) solicit or do any business with respect to television broadcasting with any existing customers of the Company. During the one (1) year after Green's employment with the Company terminates, neither Green nor any of Green's affiliates will hire, solicit, employ or contract with respect to employment any officer or employee of the Company. For purposes of this Paragraph 7, the term "Company" will include the Company, the LLC and each subsidiary or
           -------
     other affiliate of any of them; provided that the term "Company" will not
                                     --------
     include any affiliates of the Company who are affiliates of the Company solely by reason of being affiliates of ABRY Broadcast Partners II, L.P. ("ABRY II") or ABRY Broadcast Partners III, L.P. (together with ABRY II,
       -------
     "ABRY").
      ----

          (b) Green agrees to disclose promptly to the Company and does assign and agree to assign to the Company, free from any obligation to Green, all Green's right, title and interest in and to any and all ideas, concepts, processes, improvements and inventions made, conceived, written, acquired, disclosed or developed by Green, solely or in concert with others, during the term of Green's employment by the Company, which relate to the business, activities or facilities of the Company, or resulting from or suggested by any work Green may do for the Company or at its request.
     Green further agrees to deliver to the Company any and all drawings, notes, photographs, copies, outlines, specifications, memoranda and data relating to such ideas, concepts, processes, improvements and inventions, to cooperate fully during Green's employment and thereafter in the securing of copyright, trademark or patent protection or other similar rights in the United States and foreign countries, and to give evidence and testimony and to execute and deliver to the Company all documents requested by it in connection therewith.

          (c) Except as expressly set forth below, Green agrees, whether during Green's employment pursuant to this Agreement or thereafter, except as authorized or directed by the Company in writing or pursuant to the normal exercise of Green's responsibilities hereunder, not to disclose to others, use for Green's benefit, copy or make notes of any confidential knowledge or trade secrets or any other knowledge or information of or relating to the business, activities or facilities of the Company or any of its affiliates which may come to Green's knowledge during Green's employment pursuant to this Agreement or thereafter. Green will not be bound to this obligation of confidentiality and nondisclosure if:

               (i) the knowledge or information will become part of the public domain by publication or otherwise through no fault of Green;

               (ii) the knowledge or information is disclosed to the recipient by a third party and Green reasonably believes such third party is in lawful possession of the knowledge or information and has the lawful right to make disclosure thereof; or

               (iii) Green is required to disclose such information pursuant to applicable law or by a court of competent jurisdiction.

          (d) Upon termination of employment pursuant to this Agreement, Green will deliver to the Company all records, notes, data, memoranda, photographs, models and equipment of any nature which are in Green's possession or control and which are the property of the Company.

          (e) The parties understand and agree that the remedies at law for breach of the covenants in this Paragraph 7 would be inadequate and that the Company will be entitled to injunctive or such other equitable relief as a court may deem appropriate for any breach of these covenants. If any of these covenants will at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant will be deemed modified to the extent necessary to render it enforceable.

          8.   Equity Interests.
               ----------------

          (a) Contemporaneous with the execution and delivery of this Agreement, Green has voluntarily elected to purchase 6,740 Class C
                                                                -------
     Interests of the LLC (the "Class C Interests") at $.2195 per interest (for
     ---------
     an aggregate purchase price of $1,479.34 for such Class C Interests).

          (b) If Green's employment with the Company is terminated, except as contemplated by Paragraph 3(a) [Death] or Paragraph 3(c) [Consolidation, Merger or Comparable Transaction], then the LLC will have the right, exercisable at any time within ninety (90) days after the date of termination of employment, to repurchase for cash the percentage of the aggregate amount of all of Green's Class C Interests at Green's original purchase price for such Class C Interests, in accordance with the following schedule:

                                                         Percentage of
                                                     Interests Which May be
                                                           Repurchased
                                                     ----------------------

     Termination Before March 1, 1998                          100%

     Termination On or After March 1, 1998
     But Before March 1, 1999                                   90%

     Termination On or After March 1, 1999
     But Before March 1, 2000                                   70%

     Termination On or After March 1, 2000
     But Before March 1, 2001                                   50%

     Termination On or After March 1, 2001
     But Before March 1, 2002                                   25%

     Termination On or After  March 1, 2002                      0%

     If Green's employment is terminated pursuant to Paragraph 3(a) or 3(c), then the LLC's right to purchase Green's Class C Interests pursuant to this Paragraph 8(b) will automatically terminate.

          (c) The closing for any purchase and sale of Class C Interests pursuant to Paragraph 8(b) will be at the principal executive offices of the Company at a mutually acceptable time, but in no event more than thirty
     (30) days after the date an option to purchase is exercised; provided that
                                                                  --------
     to the extent such purchase is prohibited under the Company's, the LLC's or any of their respective subsidiaries' debt financing agreements, such purchase will occur not more than thirty (30) days after the date on which all such prohibitions will have been waived or removed.

          (d) Appropriate legends will be placed on any certificate representing any of Green's Class C Interests referencing the rights, restrictions and obligations of the LLC with regard to such Interests.

          (e) For purposes of this Agreement, references to Green's Class C Interests will be deemed to include any Interests of such type directly or indirectly transferred by Green to any of Green's Permitted Transferees (as that term is defined in the Investors Agreement).

          9.   Entire Agreement.  This instrument, the LLC Agreement and the
               ----------------
Investors Agreement embody the entire agreement between the parties hereto with respect to Green's employment with the Company, and there have been and are no other agreements, representations or warranties between the parties regarding such matters.

          10.  No Assignment.  This Agreement will not be assigned by Green
               -------------
without the prior written consent of the Company and any attempted assignment without such prior written consent will be null and void and without legal effect; provided that in the case of Green's death or disability this Agreement
        --------
may be enforced by Green's executors, personal representatives or guardians, to the extent applicable. This Agreement will not be assigned by the Company without the prior written consent of Green except to any other person or entity which may acquire or conduct the business of the Company, the LLC and/or their respective subsidiaries.

          11.  Notices.  All notices, requests, demands and other communications
               -------
hereunder will be deemed to have been duly given when (i) delivered by hand or if mailed, by certified or registered mail, with postage prepaid; (ii) hand delivered; or (iii) sent overnight mail or overnight courier:

          (a) If to Green, then to Shirley Green, Nexstar Group, Inc., 200 Abington Executive Park, Suite 201, Clarks Summit, PA 18411, or as Green may otherwise specify by prior written notice to the Company; and

          (b) If to the Company, then c/o: Nexstar Broadcasting Group, Inc., 200 Abington Executive Park, Suite 201, Clarks Summit, PA 18411, Attention:
     Perry A. Sook or as the Company may otherwise specify by prior written notice to Green.

          12.  Amendment; Modification.  This Agreement will not be amended,
               -----------------------
modified or supplemented other than in a writing signed by the parties hereto.

          13.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

          14.  Headings.  The headings in the Paragraphs of this Agreement are
               --------
inserted for convenience only and will not constitute a part of this Agreement.

          15.  Severability.  The parties agree that if any provision of this
               ------------
Agreement will under any circumstances be deemed invalid or inoperative, the Agreement will be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties will be construed and enforced accordingly.

          16.  Governing Law.  This Agreement will be governed by and construed
               -------------
in accordance with the internal law of the State of Delaware without giving effect to any choice of law or conflict provision or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

          17.  Legal Fees.  In the event of any litigated dispute between or
               ----------
among any of the parties to this Agreement, the reasonable legal fees and expenses of the party successful in such dispute (whether by way of a decision by a court or other tribunal) will be paid promptly by the unsuccessful party upon presentation by the successful party of an invoice therefor.

          18.  Representations. Green represents and warrants to the Company
               ---------------
that Green is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity.

          19.  Strict Construction.  The parties to this Agreement have
               -------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          20.  Binding Arbitration.
               -------------------

          (a)  Generally.  The arbitration procedures described in this
               ---------
     Paragraph 20 will be the sole and exclusive method of resolving and remedying claims under this Agreement ("Disputes"); provided that nothing
                                             --------    --------
     in this Paragraph 20 will prohibit a Person from instituting litigation to enforce any Final Arbitration Award. Except as otherwise provided in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the "AAA Rules"), the arbitration procedures
                                    ---------
     described in this Paragraph 20 and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the Commonwealth of Massachusetts from time to time. "Person" for the purposes of this Agreement means an individual, a
      ------
     partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any governmental entity.

           (b) Notice of Arbitration.  If a Person asserts that there exists a
               ---------------------
     Dispute, then such Person (the "Disputing Person") will give each other
                                     ----------------
     Person involved in such Dispute a written notice setting forth the nature of the asserted Dispute. If all such Persons do not resolve any such asserted Dispute prior to the 10th business day after such notice is given, then any of them may commence arbitration pursuant to this Paragraph 20 by giving each other Person involved in such Dispute a written notice to that effect (an "Arbitration Notice"), setting forth any matters which are
                 ------------------
     required to be set forth therein in accordance with the AAA Rules.

           (c) Selection of Arbitrator.   The Persons involved in any Dispute
               -----------------------
     will attempt to select a single arbitrator by mutual agreement. If no such arbitrator is selected prior to the 10th business day after the related Arbitration Notice is given, then an arbitrator which is experienced in matters of the type which are the subject matter of the Dispute will be selected in accordance with the AAA Rules.

           (d) Conduct of Arbitration.  The arbitration will be conducted in
               ----------------------
     Boston, Massachusetts under the AAA Rules, as modified by any written agreement among the Persons`involved in the Dispute in question. The arbitrator will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the arbitrator (the "Final Arbitration Award") is made or rendered as soon as
                      -----------------------
     practicable, and the Persons involved will use reasonable efforts to cause a Final Arbitration Award to occur within 90 days after the arbitrator is selected. Any Final Arbitration Award will be final and binding upon all Persons and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud, perjury or evident partiality or misconduct by the arbitrator prejudicing the rights of such Persons or to correct manifest clerical errors.

           (e) Enforcement.  A Final Arbitration Award may be enforced in any
               -----------
     state or federal court having jurisdiction over the subject matter of the related Dispute.

           (f) Expenses.  Each prevailing Person in any arbitration proceeding
               --------
     described in this Paragraph 20 will be entitled to recover from any non-prevailing Person(s) its reasonable attorneys' fees and disbursements and other out-of-pocket costs in addition to any damages or other remedies awarded to such prevailing Person, and the non-prevailing Person(s) also will be required to pay all other costs and expenses associated with the arbitration; provided that (i) if an arbitrator is unable to determine that
                  --------
     one or more Persons are prevailing Person(s) in any such arbitration proceeding, then such costs and expenses will be equitably allocated by such arbitrator upon the basis of the outcome of such arbitration proceeding, and (ii) if such arbitrator is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by the Company, and the LLC, on the one hand, and one-half by Green, on the other hand, and each Person involved in such arbitration will pay the out-of-pocket expenses incurred by it. As part of any Final Arbitration Award, the arbitrator may designate the prevailing Person(s) for purposes of this Paragraph 20.


                             *   *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                         /s/ Shirley Green
                         -------------------------------------------
                         Shirley Green

                         NEXSTAR GROUP, INC.


                         By:  /s/ Perry A. Sook
                              -------------------------------------
                         Its: President and CEO
                              --------------------------------------

ACCEPTED AND AGREED:


NEXSTAR BROADCASTING GROUP, L.L.C.

By:  /s/ Perry A. Sook
    ---------------------------------
    Perry A. Sook, President

                                                                         ANNEX A

                                              January 5, 1998


                      ELECTION TO INCLUDE STOCK IN GROSS
                    INCOME PURSUANT TO SECTION 83(b) OF THE
                             INTERNAL REVENUE CODE


          The undersigned purchased Class C Interests (the "Interests"), of
                                                            ---------
Nexstar Broadcasting Group, L.L.C., a Delaware limited liability company (the "Company"), on the date hereof. Under certain circumstances, the Company has
 -------
the right to repurchase the Interests at cost from the undersigned (or from the holder of the Interests, if different from the undersigned) should the undersigned cease to be employed by Nexstar Group, Inc. (the "Employer").
                                                              --------
Hence, the Interests are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Interests taxed under the provision of Code (S)83(b) at the time the undersigned purchased the Interests.

          Therefore, pursuant to Code (S)83(b) and Treasury Regulation (S)1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Interests (described below), to report as taxable income for calendar year 1998 the excess (if any) of the Interests' fair market value on the date hereof over the purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation (S)1.83-2(e):

1.        The name, address and social security number of the undersigned:

                 Shirley Green
                 Rural Route 1, Box 371
                 Dalton, PA  18414

2. A description of the property with respect to which the election is being made: 6,740 of the Company's Class C Interests.

3. The date on which the property was transferred: the date hereof. The taxable year for which such election is made: calendar 1998.

4. The restrictions to which the property is subject: Until March 1, 2002, if the undersigned ceases to be employed by the Employer (except in certain circumstances) a certain portion of the Interests will be subject to repurchase by the Company at cost. If the undersigned ceases to be employed by the Employer (except for certain circumstances) prior to March 1, 1998, then all of the Interests will be subject to repurchase by the Company at

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     cost; if such cessation of the undersigned's employment occurs prior to
     March 1, 2002, then not less than 25% of the Interests will be subject to repurchase by the Company at cost.

5. The fair market value on the date hereof of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $.2195 per Interest.

6.       The amount paid for such property:  $.2195 per Interest.

         A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations (S)1.83-2(e)(7).

                                                  /s/ Shirley Green
                                                  -----------------------------
                                                  Shirley Green

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